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EXHIBIT (99.1)

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.04 par value, of ResMed Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: January 8, 2003
WESTPAC BANKING CORPORATION
	By:	/s/ JULIE ELIZABETH THORBURN Name: Julie Elizabeth Thorburn Title: Attorney

WESTPAC EQUITY HOLDINGS PTY LIMITED
	By:	/s/ LINDA RENAY LA HOOD Name: Linda Renay La Hood Title: Secretary

WESTPAC FINANCIAL SERVICES GROUP LIMITED
	By:	/s/ JULIE ELIZABETH THORBURN Name: Julie Elizabeth Thorburn Title: Secretary

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  EXHIBIT (99.1)
JOINT FILING AGREEMENT